Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-8686) of our report dated June 26, 2014, relating to the financial statements and schedule of Fresenius Medical Care North America 401(k) Savings Plan included in this Annual Report on Form 11-K for the year ended December 31, 2014.

/s/Walsh, Jastrem & Browne, LLP

Boston, Massachusetts

June 26, 2015